Exhibit 99.1
[ LETTERHEAD OF COOPER TIRE & RUBBER ]
June 16, 2006
D. Richard Stephens
Vice President and President,
      North American Tire Division
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
Dear Dick:
     The purpose of this letter is to confirm our conversation about the schedule and interim compensation arrangements for your upcoming retirement. Taking into account your plans to leave your position as Vice President and President, North American Tire Division effective July 1, 2006 and the Company’s wish to have access to your many years of experience for an additional period, we have agreed you will remain in a consultant role through the rest of 2006 at your current level of compensation and benefits. Although you will no longer be responsible for day-to-day management of the North American Tire Division after July 1, you will work with me and the Division staff to ensure a smooth transition.
Very truly yours,
Thomas A. Dattilo
Chairman of the Board, President
and Chief Executive Officer

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